UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

OncoVista Innovative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000
Aviation Upgrade Technologies, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On January 3, 2008, the Registrant filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change the name of the Registrant from Aviation Upgrade Technologies, Inc. to OncoVista Innovative Therapies, Inc. The name change became effective on January 8, 2008. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events

In connection with the change of the Registrant’s name, the Registrant’s CUSIP number for its common stock was amended to “68232J 105,” commencing at the opening of business on January 8, 2008. The ticker symbol of the Registrant is expected to be changed on or about January 10, 2008, and the Registrant will notify the public shortly thereafter.

Item 9.01  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

3.1     Copy of Certificate of Amendment to Articles of Incorporation of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2008

OncoVista Innovative Therapies, Inc.

	By:	/s/ Alexander L. Weis
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer